Exhibit 99.1
ASX ANNOUNCEMENT
23 May 2008
HeartWare Raises in Excess of AU$30M in Private Share Placement
Framingham, MA and Sydney, Australia: HeartWare Limited (ASX: HTW) today announced that it has received commitments in excess of AU$30 million in a private placement of ordinary shares to institutional and sophisticated investors in the United States and Australia (“Private Placement”). Shares issued under the Private Placement will be priced at AU$0.50 per share, representing a discount of 1% to the price at which HeartWare shares last traded on 20 May 2008 (being the last day of trading prior to the Company requesting a trading halt).
The Private Placement has been underpinned by HeartWare’s existing institutional investors, with US investors accounting for over 80% of the total funds committed.
The proceeds of the Private Placement will be used primarily to fund the clinical development and commercialization of the HeartWare® Left Ventricular Assist System, for which the Company recently received conditional approval from the FDA to commence a pivotal clinical trial in the United States. The funds will be applied secondarily to the acceleration of HeartWare’s pipeline technologies, including the MVADTM miniaturized pump and HeartWare’s Transcutaneous Energy Transfer (“TET”) System, both currently in pre-clinical development.
Completion of the Private Placement is subject to shareholder approval, which will be sought at an Extraordinary General Meeting of shareholders that is presently scheduled for 11 July 2008. The Company expects to shortly file a draft Notice of Meeting with the Securities and Exchange Commission (“SEC”) prior to issuing final documents to shareholders shortly thereafter (and subject to SEC approval of the documentation).
Canaccord Adams Inc. served as lead placement agent and Summer Street Research Partners served as co-placement agent for the private placement.
Share Purchase Plan
HeartWare intends to offer Australian shareholders the opportunity to participate in a Share Purchase Plan (“SPP”). The SPP will be priced at AU$0.50 per ordinary share, being the same issue price as the shares offered under the Private Placement.
Under the SPP, Australian shareholders may apply for shares in the Company up to a maximum of AU$5,000 per shareholder.
The documentation for the SPP is in the process of being prepared and will be made available to eligible shareholders in the ensuing weeks.
The securities described herein have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions from registration under Regulation S and Regulation D of the Securities Act, and as a result the securities may not be resold into the United States except pursuant to registration under the Securities Act or an exemption therefrom. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of our securities in any jurisdiction.

HeartWare ASX Announcement — 23 May 2008

The Notice of Meeting, when it is available, will contain important information, and shareholders are urged to read the Notice of Meeting in its entirety. Shareholders may obtain copies of the Notice of Meeting for free at the website of the Securities and Exchange Commission at www.sec.gov or by directing a request to David McIntyre at dmcintyre@heartwareinc.com.
About HeartWare
HeartWare develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. The Company is developing smaller and less invasive pumps which it believes will be the key to unlocking the potential of a large and underserved market. The HeartWare® LVAD is the only full-output pump designed to be implanted in the chest, avoiding the abdominal surgery generally required to implant competing devices. The device is currently the subject of an international clinical trial involving five investigational centres in Europe and Australia. The Company has received conditional approval from the US FDA to commence a pivotal clinical trial in the United States for a Bridge-to-Transplant indication.

For further information:

www.heartware.com.au	US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare Limited	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300
Forward-Looking Statements
This announcement contains forward-looking statements that are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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